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                                   EXHIBIT 11


                        CAPITAL BANCORP AND SUBSIDIARIES
                        CALCULATION OF EARNINGS PER SHARE

                                                           Six Months Ended
                                                               June 30,
                                                    -------------------------------
Primary                                                  1997               1996
-------                                             -----------         -----------
Weighted average number of
     common shares outstanding                        7,566,786           7,461,725
Common equivalent shares
     outstanding - options                              620,314             656,585
                                                    -----------         -----------
Total common and common
     equivalent shares outstanding                    8,187,100           8,118,310
                                                    ===========         ===========
Net income                                          $11,428,000         $ 9,567,000
                                                    ===========         ===========
Primary earnings per share                          $      1.40         $      1.18
                                                    ===========         ===========

Fully diluted
-------------
Weighted average number of
     common shares outstanding                        7,566,786           7,461,725
Common equivalent shares
     outstanding - options                              721,109             656,585
                                                    -----------         -----------
Total common and common
     equivalent shares outstanding                    8,287,895           8,118,310
                                                    ===========         ===========
Net income                                          $11,428,000         $ 9,567,000
                                                    ===========         ===========
Fully diluted earnings per share                    $      1.38         $      1.18
                                                    ===========         ===========


                                                           Three Months Ended
                                                               June 30,
                                                    -------------------------------

Primary                                                  1997               1996
-------                                             -----------         -----------
Weighted average number of
     common shares outstanding                        7,575,642           7,465,568
Common equivalent shares
     outstanding - options                              651,822             651,670
                                                    -----------         -----------
Total common and common
     equivalent shares outstanding                    8,227,464           8,117,238
                                                    ===========         ===========
Net income                                          $ 6,241,000         $ 5,165,000
                                                    ===========         ===========
Primary earnings per share                          $       .76         $       .64
                                                    ===========         ===========

Fully diluted
-------------
Weighted average number of
     common shares outstanding                        7,575,642           7,465,568
Common equivalent shares
     outstanding - options                              716,742             651,670
                                                    -----------         -----------
Total common and common
     equivalent shares outstanding                    8,292,384           8,117,238
                                                    ===========         ===========
Net income                                          $ 6,241,000         $ 5,165,000
                                                    ===========         ===========
Fully diluted earnings per share                    $       .75         $       .64
                                                    ===========         ===========
